UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2023

Laird Superfood, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange
Common Stock	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Laird Superfood, Inc. (the “Registrant”) held its 2023 Annual Meeting of Stockholders on December 19, 2023. The total number of shares of the Registrant’s common stock voted in person or by proxy at the Annual Meeting was 7,528,732, representing approximately 80.6% of the 9,343,643 shares issued and outstanding and entitled to vote at the Annual Meeting and constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1 – Shareholders elected the 7 director nominees named in the Proxy Statement.

Name	For	Withheld	Broker Non-Votes
Geoffrey T. Barker	4,994,927	56,644	2,477,161
Maile Naylor	4,958,431	93,140	2,477,161
Patrick Gaston	4,993,435	58,136	2,477,161
Greg Graves	4,918,209	133,362	2,477,161
Laird Hamilton	5,002,330	49,241	2,477,161
Grant Lamontagne	4,958,008	93,563	2,477,161
Jason Vieth	4,946,839	104,732	2,477,161

Proposal 2 – Shareholders approved the redomestication in Nevada by conversion.

For	Against	Abstain	Broker Non-Votes
4,819,809	194,752	37,010	2,477,161

Proposal 3 – Shareholders did not approve an amendment to the Certificate of Incorporation to remove supermajority voting requirements.

For	Against	Abstain	Broker Non-Votes
4,698,026	299,470	54,075	2,477,161

Proposal 4 – Shareholders approved the adjournment of the meeting, if necessary, to solicit additional proxies.

For	Against	Abstain	Broker Non-Votes
4,770,945	212,408	68,218	2,477,161

Proposal 5 – Shareholders ratified the appointment of Moss Adams as Registrant’s independent registered public accounting firm for 2023.

For	Against	Abstain	Broker Non-Votes
6,978,520	112,622	437,590	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2023	Laird Superfood, Inc.

	By:	/s/ Steve Richie
	Name:	Steve Richie
	Title:	General Counsel and Secretary